UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2017

GEE GROUP, INC
(Exact name of registrant as specified in its charter)

Illinois	1-05707	36-6097429
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

184 Shuman Blvd. Ste. 420 Naperville, Illinois	60563
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (630) 954-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

April 3, 2017, GEE Group, Inc. (the "Company") (NYSE MKT: JOB) issued a press release announcing that GEE Group acquired SNI Companies, a premier provider of professional staffing and recruitment services. The acquisition is expected to be accretive to GAAP earnings per share and expected to generate significant estimated adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA, a non-GAAP financial measure), including anticipated synergies. In calendar 2016, SNI had approximately $113.5 million in revenue with EBITDA (EBITDA, a non-GAAP financial measure) margin of approximately 8.2% and gross margin of approximately 44%. Pro forma historic GAAP revenue (for the respective fiscal years) of the combined company is approximately $197 million, more than double the reported revenue for GEE Group’s fiscal year ended September 30, 2016.

Reconciliation of Non-GAAP EBITDA to GAAP Net Income

Year Ended December 31, 2016

(In thousands)

2016
Net income, GAAP	$4,900
Interest expense, net	2,432
Income tax expense	2,757
Depreciation expense	493
Amortization expense of intangible assets	427
Amortization of deferred financing costs	439
Gain contingency on settlement	(2,152)

Non-GAAP EBITDA	$9,296

A copy of the release is attached as Exhibit 99.1.

The information furnished herein, including Exhibit 99.1, is not deemed to be "filed" for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section. This information will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates them by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release issued by GEE Group, Inc. dated April 3, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GEE GROUP, INC. (Registrant)

Date: April 3, 2017	By:	/s/ Andrew J. Norstrud
Andrew J. Norstrud
Chief Financial Officer

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